SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 14, 2008

Lehman ABS Corporation, on behalf of:

CORPORATE BACKED TRUST CERTIFICATES, KINDER MORGAN
DEBENTURE-BACKED SERIES 2002-6 TRUST
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31302	13-3447441
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

Lehman ABS Corporation
745 Seventh Avenue
New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 526-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Corporate Backed Trust Certificates, Kinder Morgan Debenture-Backed Series 2002-6 Trust, which we refer to herein as the “Trust,” was formed pursuant to the Standard Terms for Trust Agreements, dated as of January 16, 2001, between Lehman ABS Corporation, as depositor, and U.S. Bank Trust National Association, as trustee, as supplemented by the Series Supplement in respect of the Trust dated as of April 16, 2002.

Item 8.01. OTHER EVENTS

The assets of the Trust consist solely of $11,000,000 principal amount 7.45% Senior Debentures due March 1, 2098 the “Underlying Securities) issued by Kinder Morgan, Inc., now known as Knight Inc. (the “Underlying Securities Issuer”).

Knight Inc. launched a tender offer (the “Tender Offer”) that relates to the Underlying Securities.  A tender of the Underlying Securities would entail an exchange of such Underlying Securities for a payment.  Pursuant to terms of the Trust Agreement, the Trustee is required to obtain the consent of 100% of the holders of the Corporate Backed Trust Certificates, Kinder Morgan Debenture-Backed Series 2002-6 Trust Class A-1 Certificates (the “Trust Certificates”) before it can participate in the Tender Offer.

A request for instructions from the Certificateholders with respect to the Tender Offer was disseminated by the Trustee in a Notice dated February 28, 2008, along with a form of Written Direction.  Subsequently the Trustee received back notification from certain of the Certificateholders that such Certificateholders would not tender the Underlying Securities.  As a result, the Trustee shall not tender the Underlying Securities and the Kinder Morgan Debenture-Backed Series 2002-6 Trust will continue to remain outstanding in full force and effect.

No other reportable transactions or matters have occurred during the current reporting period.

Kinder Morgan, Inc., the issuer of the underlying securities now known as Knight Inc., is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  For information on Knight Inc. please see its periodic and current reports filed with the Securities and Exchange Commission (the “Commission”) under Knight Inc.’s Exchange Act file number, 001-06446.  The Commission maintains a site on the World Wide Web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system, or “EDGAR.”  Periodic and current reports and other information required to be filed pursuant to the Exchange Act by Knight Inc. may be accessed on this site.  Neither Lehman ABS Corporation nor the Trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein.  Neither Lehman ABS Corporation nor the Trustee has verified the accuracy or completeness of such documents or reports.  There can be no assurance that events affecting the issuer of the underlying securities or the underlying securities themselves have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 14, 2008

Lehman ABS Corporation

By:	/s/ Scott Barek
Name: Scott Barek
Title: Senior Vice President

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